Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Atossa Therapeutics, Inc.

Seattle, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-250820 and 333-223949), Form S-3 (No. 333-255411, 333-254548, 333-252335, 333-248555, 333-192390 and 333-220572), and Form S-8 (No. 333-254905, 333-185625 and 333-193952) of Atossa Therapeutics, Inc. of our report dated March 22, 2023, relating to the consolidated financial statements of Atossa Therapeutics, Inc., which appears in this Form 10-K.

/s/ BDO USA, LLP

Seattle, Washington
March 22, 2023